Exhibit 10.3

TMB BANK PUBLIC COMPANY LIMITED	Confidential

Date : 12 May 2011

Our Ref: 543021

To: Fabrinet Company Limited

294 Moo 8 Vibhavadi Rangsit Road, Kookot,

Lumlookka, Phatumthani 12130

Dear Sirs:

CONFIRMATION FOR CROSS CURRENCY SWAP TRANSACTION

The purpose of this letter is to confirm the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the “Transaction”) between TMB Bank Public Company Limited (“Party A”) and Fabrinet Company Limited (“Party B”).

The definitions and provisions contained in the 2006 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. are herein incorporated into this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation shall prevail.

In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of either the 2002 ISDA Master Agreement (Multicurrency-Cross Border) (the “ISDA Form”) with such modifications as you and we will in good faith agree. If Party A and Party B can not agree upon any modifications of the ISDA Form within 90 days from the date of this Confirmation, Party A shall have an option to terminate this Confirmation after 90 days are elapsed. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of and be subject to that agreement. All provisions contained in or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming transactions (each a “Transaction”) entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to, an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of Thai laws as the governing law and Thai baht as the Termination Currency on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for purposes of this Transaction.

The terms of the Transaction to which this Confirmation relates are as follows:-

Party A:	TMB Bank Public Company Limited, acting through its Bangkok Office.

Party B:	Fabrinet Company Limited

Confidential

General Terms

Trade Date:	12 May 2011

Principal Amount:	USD 2,000,000.00 (As per Appendix A)

THB 60,840,000.00 (As per Appendix A)

Effective Date:	15 June 2011

Termination Date:	15 March 2017, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating USD Amounts:

Floating Rate Payer:	Party B

Floating Rate Payer
Payment Dates:

The 15th day of each March, June, September and December in each year, commencing on 15 September 2011, through and including the Termination Date, subject to adjustment in according with the Business Day Convention.

Floating Rate Option:	US LIBOR
US LIBOR % per annum, to be fixed at 11.00 am London time, according to Reuters page <LIBOR> determined 2 business days prior to the start of the interest rate period
Designated Maturity:	3 months
Spread:	Plus 2.80 % per annum.
Fixed Date:	Fixed rate on 13 June 2011 will be applied for the first calculation period
Reset Date:	First day of each Calculation Period
Floating Rate Day Count Fraction:	Act/360 (Fixed)
Business Day for USD Payment:	Bangkok and New York

Fixed THB Amounts:

Fixed Rate Payer:	Party A

Fixed Rate Payer
Payment Dates:

The 15th day of each March, June, September and December in each year, commencing on 15 September 2011, through and including the Termination Date, subject to adjustment in according with the Business Day Convention.

Fixed Rate:	5.28% p.a.
Fixed Rate Day Count Fraction:	ACT/365 (Fixed)

Business Days for THB Payment:	Bangkok

Business Day for Fixing:	London

Business Day Convention:	Modified Following Business Day Convention

Calculation Agent:	Party A.

Initial Exchange:	No Initial Exchange

Final Exchange:

Party A Pays THB Amount:	As per Appendix A

Party B Pays USD Amount:	As per Appendix A

Ref.  543021

Confidential

Final Exchange Date:	Every 15th day of each March, June, September and December in each year, commencing on 15 June 2012, subject to adjustment in according with the Modified Following Business Day Convention.

Other Terms and Conditions

Binding Agreement:

Each party represents and warrants to the other party that (a) it is entering into the Transaction as principal, (b) it has full power, capacity, authority and legal right to enter into the Transaction and this Confirmation; and (c) the Transaction and this Confirmation constitutes legal, valid and binding obligations enforceable in accordance with their terms.

Relationship between Parties:	Each party represents to the other party on the date on which it enters into the Transaction that:

(1) Non-reliance - Each party has made its own independent decision to enter into the Transaction and that the Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary to obtain. Each party is not relying on any communication (written or oral) from the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations relating to the terms and conditions of a transaction shall not be considered investment advice or a recommendation to enter into that transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction except as specified herein.

(2) Assessment and understanding - Each party (on its own behalf or through independent professional advice) is capable of assessing the merits of and understands and accepts the terms, conditions and risks of the Transaction. Each party is also capable of assuming and assumes the risks of the Transaction.

(3) Status of the parties - Neither party is acting as a fiduciary for or as an adviser to the other in respect of the Transaction.

(4) Hedging Purpose - Party B represents to Party A that it enters into the Transaction hereunder for the purpose of hedging its financial risks against the fluctuation of interest rate.

Governing Law and Courts:

The Transaction and this Confirmation shall be governed by and construed in accordance with Thai laws and the parties agree to submit any disputes arising in connection with the same to the non-exclusive jurisdiction of the Thai courts.

Ref.  543021

Confidential

Account Details:

Payments to Party A:

USD: to BANK OF AMERICA.NA., NEW YORK

Swift Code: BOFAUS3N

A/C No: 6550598580

A/C Name: TMB Bank Public Company Limited

THB: to BANK OF THAILAND (BOTHTHBP)

A/C No.: 0010039546

For: TMB Bank Public Company Limited

Payments to Party B:	Please Advise

This Confirmation supersedes and replaces any other confirmation (including any SWIFT or phone confirmation), if any, sent in connection with the Transaction on or prior to the date hereof.

Please confirm that the foregoing correctly sets forth the terms of the agreement between the parties by manually signing this Confirmation and returning an executed copy to us at the following address :

TMB Bank Plc

9th Floor, 393 Siliom Road, Bangrak

Bangkok 10500

Attn: Treasury & Market Operations Department

Fax: (66) 2 230 5486, 230 5008

Tel: (66) 2 230 5697, 230 5586, 230 5345

Yours sincerely

TMB Bank Public Company Limited, acting through its Bangkok Office

By:	/s/ Nopawan Sermdomrongsak	By:	/s/ Suree Krataythong
Name:	Nopawan Sermdomrongsak	Name:	Suree Krataythong
Title:	Authorized Signatory	Title:	Authorized Signatory

Confirmed as of the date of this Confirmation:

Fabrinet Company Limited

By:	/s/ Soon Kaewchansilp	By:
Name:		Name:
Title:		Title:

Ref.  543021

Confidential

Appendix A

Interest rate Calculation Period		Notional amount (USD)	Notional amount (THB)	Final Exchange (USD)	Final Exchange (THB)
Start Date	End Date
15-Jun-11	15-Sep-11	2,000,000.00	60,840,000.00
15-Sep-11	15-Dec-11	6,000,000.00	182,520,000.00
15-Dec-11	15-Mar-12	18,000,000.00	547,560,000.00
15-Mar-12	15-Jun-12	30,000,000.00	912,600,000.00	1,500,000.00	45,630,000.00
15-Jun-12	15-Sep-12	28,500,000.00	866,970,000.00	1,500,000.00	45,630,000.00
15-Sep-12	15-Dec-12	27,000,000.00	821,340,000.00	1,500,000.00	45,630,000.00
15-Dec-12	15-Mar-13	25,500,000.00	775,710,000.00	1,500,000.00	45,630,000.00
15-Mar-13	15-Jun-13	24,000,000.00	730,080,000.00	1,500,000.00	45,630,000.00
15-Jun-13	15-Sep-13	22,500,000.00	684,450,000.00	1,500,000.00	45,630,000.00
15-Sep-13	15-Dec-13	21,000,000.00	638,820,000.00	1,500,000.00	45,630,000.00
15-Dec-13	15-Mar-14	19,500,000.00	593,190,000.00	1,500,000.00	45,630,000.00
15-Mar-14	15-Jun-14	18,000,000.00	547,560,000.00	1,500,000.00	45,630,000.00
15-Jun-14	15-Sep-14	16,500,000.00	501,930,000.00	1,500,000.00	45,630,000.00
15-Sep-14	15-Dec-14	15,000,000.00	456,300,000.00	1,500,000.00	45,630,000.00
15-Dec-14	15-Mar-15	13,500,000.00	410,670,000.00	1,500,000.00	45,630,000.00
15-Mar-15	15-Jun-15	12,000,000.00	365,040,000.00	1,500,000.00	45,630,000.00
15-Jun-15	15-Sep-15	10,500,000.00	319,410,000.00	1,500,000.00	45,630,000.00
15-Sep-15	15-Dec-15	9,000,000.00	273,780,000.00	1,500,000.00	45,630,000.00
15-Dec-15	15-Mar-16	7,500,000.00	228,150,000.00	1,500,000.00	45,630,000.00
15-Mar-16	15-Jun-16	6,000,000.00	182,520,000.00	1,500,000.00	45,630,000.00
15-Jun-16	15-Sep-16	4,500,000.00	136,890,000.00	1,500,000.00	45,630,000.00
15-Sep-16	15-Dec-16	3,000,000.00	91,260,000.00	1,500,000.00	45,630,000.00
15-Dec-16	15-Mar-17	1,500,000.00	45,630,000.00	1,500,000.00	45,630,000.00

Ref.  543021